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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       We have issued our reports dated February 27, 2015, with respect to the consolidated financial statements, financial highlights, financial statement schedule and internal control over financial reporting included in the Annual Report of Main Street Capital Corporation on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Main Street Capital Corporation on Form S-8 (File No. 333-151799).

/s/ GRANT THORNTON LLP

Dallas, Texas
February 27, 2015

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM